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FOR RELEASE                                      CONTACT:          Chris Morris
May 1, 2007                                            Executive Vice President
3:05 p.m. Central Time                                  Chief Financial Officer
                                                                 (972) 258-4525

                         CEC ENTERTAINMENT, INC. REPORTS
                             FIRST QUARTER EARNINGS

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE:"CEC") today announced earnings for the first quarter ended April 1, 2007.

Revenues for the first quarter of 2007 increased to $232.9 million from $227.0 million in the first quarter of 2006 primarily due to new store development and an increase in comparable store sales of 0.5%. Net income in the first quarter of 2007 increased to $32.0 million from $28.9 million in the same period of 2006. Diluted earnings per share in the first quarter of 2007 increased 13% to $0.95 per share from $0.84 per share in the first quarter of 2006.

Richard M. Frank, Chairman and Chief Executive Officer, stated that, "We are pleased with the solid performance of our restaurants despite a challenging consumer environment in the casual dining sector and severe winter weather impacting much of the country during the quarter. Comparable store sales have increased 1.4% through the first seventeen weeks of this year. We believe the refined strategies we announced in mid 2006 are positively impacting sales and earnings and over the long-term will deliver an excellent experience for our guests and solid performance for our shareholders."

Based on current estimates, the Company expects diluted earnings per share to range from $2.25 to $2.30 per share for the 2007 fiscal year reflecting an annual growth rate of 10% to 13%. Estimates for fiscal year 2007 assume an increase in comparable store sales of 2.0% to 2.5%, 10 new restaurant openings and capital expenditures of approximately $90 to $92 million. Diluted earnings per share are expected to range from $0.33 to $0.35 per share for the second quarter of 2007 and $0.60 to $0.62 per share for the third quarter of 2007.

In addition, the Company announced that on April 23, 2007 the Company filed all outstanding reports required to be filed with the U.S. Securities and Exchange Commission ("SEC") bringing the Company into compliance with the reporting requirements of the SEC and the New York Stock Exchange, as well as reinstating the effectiveness of the Company's registration statements on Form S-8.

The Company's management will discuss the results for the first quarter on a conference call and simultaneous webcast on May 1, 2007 at 3:30 p.m. Central Time. The webcast can be accessed through the Company's website at www.chuckecheese.com.

Certain statements in this press release, other than historical information, may be considered forward-looking statements, within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on CEC's operating results, performance or financial condition are its ability to implement its growth strategies; national, regional and local economic conditions affecting the restaurant/entertainment industry; competition within each of the restaurant and entertainment industries; success of its franchise operations; negative publicity; health epidemics or pandemics; acts of God; terrorists acts; litigation; demographic trends; fluctuations in quarterly results of operations, including seasonality; government regulations; weather; school holidays; increased commodity, utility, insurance, and advertising and labor costs.

CEC Entertainment, Inc. operates a system of 529 Chuck E. Cheese's restaurants in 48 states, of which 485 are owned and operated by the Company. # # #


                                              CEC ENTERTAINMENT, INC.
                                   CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
                                        (Thousands, except per share data)

                                                                      Quarters Ended
                                                               4/1/07                     4/2/06
                                                              ---------                  --------

Revenues:
     Food and beverage                                         $144,006                  $148,600
     Games and merchandise                                       88,036                    77,506
     Franchise fees and royalties                                   856                       884
     Interest income                                                  1                         2
                                                                -------                   -------
                                                                232,899                   226,992
                                                                -------                   -------
Costs and expenses:
     Cost of sales:
       Food, beverage and related supplies                       26,569                    27,422
       Games and merchandise                                      9,685                    10,062
       Labor                                                     58,234                    59,626
     Selling, general and
        administrative expenses                                  29,694                    28,483
     Depreciation and amortization                               17,106                    15,919
     Interest expense                                             2,772                     1,793
     Other operating expenses                                    37,361                    36,610
                                                                -------                   -------
                                                                181,421                   179,915
                                                                -------                   -------

Income before income taxes                                       51,478                    47,077

Income taxes                                                     19,458                    18,224
                                                                -------                   -------
Net income                                                     $ 32,020                  $ 28,853
                                                               ========                  ========


Earnings per share:
     Basic                                                        $1.00                      $.86
     Diluted                                                       $.95                      $.84

Weighted average shares outstanding:
     Basic                                                       32,164                    33,719
     Diluted                                                     33,670                    34,517


                                              CEC ENTERTAINMENT, INC.
                                        SUPPLEMENTAL FINANCIAL INFORMATION


                                                                          Quarters Ended
                                                                 4/1/07                    4/2/06

Number of Company-owned restaurants:
     Beginning of period                                            484                       475
     New                                                              3                         3
     Closed                                                          (2)                       (1)
                                                                   ----                       ---
     End of period                                                  485                       477


Number of franchise restaurants:
     Beginning of period                                             45                        44
     New                                                              0                         1
     Closed                                                           0                         0
                                                                    ---                       ---
     End of period                                                   45                        45
